Exhibit 10.6
AMENDMENT NO. 1 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This Amendment No. 1 to Amended and Restated Loan and Security Agreement (this “Amendment”) dated as of February 9, 2007, is by and among Borrowers (as defined below), the undersigned Lenders, CREDIT SUISSE SECURITIES (USA) LLC, as resigning Syndication Agent, WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as new Syndication Agent, BANC OF AMERICA SECURITIES LLC and CREDIT SUISSE SECURITIES (USA) LLC, as Co-Lead Arrangers and Book Managers and BANK OF AMERICA, N.A., as Agent for itself and the other Lenders who are from time to time party to that certain Amended and Restated Loan and Security Agreement (as amended from time to time, and as amended hereby, the “Amended and Restated Loan Agreement”) dated as of December 29, 2006, by and among NEENAH FOUNDRY COMPANY, a Wisconsin corporation (“Neenah”), as a Borrower, the Subsidiaries of Neenah that are party thereto as Borrowers (Neenah and such Subsidiaries are collectively, “Borrowers” and each, a “Borrower”), BANK OF AMERICA, N.A., as Agent for itself and the other Lenders, CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent for Lenders, BANC OF AMERICA SECURITIES LLC and CREDIT SUISSE SECURITIES (USA) LLC, as Co-Lead Arrangers and Book Managers and the other Lenders party thereto. All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the same meanings herein as in the Amended and Restated Loan Agreement.
     Borrowers have requested that Agent and Lenders agree to amend the Amended and Restated Loan Agreement in certain respects. Subject to each of the terms and conditions set forth herein, Agent and Lenders have agreed to the request described above.
     Now, therefore, the parties hereto hereby agree as follows:
     1. Amendment. Subject to the prior satisfaction of the conditions set forth in Section 2 of this Amendment, the parties hereto agree to amend the Amended and Restated Loan Agreement as follows:
     (a) The sixth and seventh sentences of subsection 1.1.7 of the Amended and Restated Loan Agreement are hereby amended and restated in their entirety, as follows:
“Each Borrower agrees to execute such amendments and supplements to the Loan Documents as Agent reasonably deems necessary in connection with a Requested Revolver Increase. No Increase Notice may be given unless it relates to a Requested Revolver Increase of at least $5,000,000 and no more than two Increase Notices may be delivered by Borrowers pursuant to this subsection 1.1.7.”

     (b) Subsection 3.1.3 of the Amended and Restated Loan Agreement is hereby amended by adding the following to the end of such subsection:
“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, subject to the terms of subsection 1.1.2 and subsection 1.1.5 no Lender shall be required to reimburse Agent for any Revolving Credit Loans or Swingline Loans that are made on behalf of such Lender after such Lender has delivered a written notice of the type provided for under subsection 10.2.2 for so long as such written notice remains in effect.”
     (c) The first sentence of subsection 8.1.4 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“On or before the 15th day of each month from and after the date hereof, Borrowers shall deliver to Agent (with Agent then promptly furnishing the same to Lenders), in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding month, with such supporting materials as Agent shall reasonably request which shall include, without limitation, a report of Eligible Inventory on a category-by-category basis and a location-by-location basis.”
     (d) Subsection 8.1.6 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“8.1.6. Guarantor Financial Statements. Deliver or cause to be delivered to Agent (with Agent then promptly furnishing the same to Lenders) financial statements, if any, for each Guarantor (to the extent not consolidated with the financial statements delivered to Agent under subsection 8.1.3) in form and substance satisfactory to Agent at such intervals and covering such time periods as Agent may request.”
     (e) Subsection 8.2.18 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“8.2.18. [Intentionally omitted].”
     (f) Section 10.2 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“10.2. Acceleration of the Obligations.
10.2.1. Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.
10.2.2. If a Default or Event of Default has occurred and is continuing, a Lender (in the case of Revolving Credit Loans) or Agent or a Letter of Credit Issuer (in the case of Letters of Credit and LC Guaranties) may, with written notice to Borrowers and Agent, suspend for so long as such Default or Event of Default is continuing, its Revolving Loan Commitment with respect to additional Revolving Credit Loans and/or the issuance of additional Letters of Credit and the execution of additional LC Guaranties, as applicable, whereupon any additional Revolving Credit Loans or Letters of Credit or LC Guaranties, as applicable, from such Person shall be made, issued or executed in such Person’s sole discretion. Agent shall provide Lenders with prompt notice of having received a written notice from a Lender of the type provided for under this subsection 10.2.2.”
     (g) Section 11.5 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“11.5. Indemnification.
                    Lenders agree to indemnify Agent and Credit Suisse Arranger (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in its capacity as such or Credit Suisse Arranger in its capacity in such in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in its capacity as such or Credit Suisse Arranger in its capacity as such under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s or Credit Suisse Arranger’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent and Credit Suisse Arranger promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Agent in its capacity as such or Credit Suisse Arranger in its capacity as such in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent or Credit Suisse Arranger, as applicable, is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including any Borrower, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent or Credit Suisse Arranger any amount found to have been wrongfully paid to Agent or Credit Suisse Arranger or disbursed by Agent or Credit Suisse Arranger to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent or Credit Suisse Arranger, as applicable, for all such amounts.”
     (h) Clause (i) of subsection 11.9.1 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“(i) no such sale or assignment shall be for an amount of less than $5,000,000 or , unless otherwise agreed by Agent, any integral multiple of $ 1,000,000 in excess thereof (or, if less, the aggregate amount of the Loans and Loan Commitments of such Lender),”
     (i) Clause (10) of Section 12.3 of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“(10) amend this Section 12.3, subsection 1.1.2, subsection 1.1.4(i), subsection 1.1.5 or Section 3.11,”
     (j) Appendix A to the Amended and Restated Loan Agreement is hereby amended by adding the following new definition thereto in its appropriate alphabetical order:
“Credit Suisse Arranger — Credit Suisse Securities (USA) LLC, in its capacity as Co-Lead Arranger under the Agreement.”
     (k) Each reference in the Amended and Restated Loan Agreement to “Credit Suisse Securities (USA) LLC” as Syndication Agent is hereby deleted and replaced with a reference to “Wachovia Capital Finance Corporation (Central)” as Syndication Agent,

and the definition of the term Syndication Agent contained in Appendix A to the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:
“Syndication Agent — Wachovia Capital Finance Corporation (Central), in its capacity as Syndication Agent under the Agreement”
     2. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior satisfaction of the following conditions:
     (a) Agent shall have received an execution version of this Amendment signed by Borrowers, Agent, the Lenders listed in the signature pages hereof, Credit Suisse Securities (USA) LLC, as resigning Syndication Agent and Wachovia Capital Finance Corporation (Central), as new Syndication Agent; and
     (b) no Default or Event of Default shall be in existence.
     3. Representations and Warranties. To induce Agent and the Lenders to execute and deliver this Amendment, each Borrower hereby represents and warrants to Lenders that, after giving effect to this Amendment:
     (a) All representations and warranties contained in the Amended and Restated Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date);
     (b) No Default or Event of Default has occurred and is continuing; and
     (c) The execution and delivery by such Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as have been obtained.
     4. Scope. This Amendment shall have the effect of amending the Amended and Restated Loan Agreement and the other Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Amended and Restated Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.
     5. Reaffirmation and Confirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Amended and Restated Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Borrower, and each Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Amended and Restated Loan Agreement or any of the Loan Documents. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.

     6. Counterparts. This Amendment may be executed in counterpart and by different parties hereto in separate counterparts, each of which, when taken together, shall constitute but one and the same instrument.
     7. Expenses. All of Agent’s reasonable costs and expenses, including, without limitation, attorney’s fees, incurred in connection with the preparation of this Amendment and all related documents shall be paid by Borrowers upon the request of Agent.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

BORROWERS:

NEENAH FOUNDRY COMPANY
DEETER FOUNDRY, INC.
MERCER FORGE CORPORATION
DALTON CORPORATION
DALTON CORPORATION, STRYKER
MACHINING FACILITY CO.
DALTON CORPORATION, WARSAW
MANUFACTURING FACILITY
ADVANCED CAST PRODUCTS, INC.
GREGG INDUSTRIES, INC.
A & M SPECIALTIES, INC.
NEENAH TRANSPORT, INC.
DALTON CORPORTION, KENDALLVILLE
MANUFACTURING FACILITY

By	/s/ Gary LaChey
Its	Corporate Vice President Finance and Chief Financial Officer
Signature Page to Amendment No. 1 to Loan and Security Agreement

BANK OF AMERICA, N.A., as Agent and as a
Lender

By	/s/ Robert Lund
Its	Senior Vice President

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as a Lender

By	/s/ Ian Nalitt /s/ James Neira
Its	Vice President Associate

CREDIT SUISSE SECURITIES (USA) LLC, as
Co-Lead Arranger, Co-Book Manager and resigning
Syndication Agent

By	/s/ O. Miller
Its	Managing Director

WACHOVIA CAPITAL FINANCE
CORPORATION (CENTRAL), as
new Syndication Agent

By	/s/ Laura Wheeland
Its	Vice President

BANC OF AMERICA SECURITIES LLC, as Co-
Lead Arranger and Co-Book Manager

By	/s/ Janet Jarrett
Its	Managing Director
Signature Page to Amendment No. 1 to Amended and Restated Loan and Security Agreement